Exhibit 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (“Agreement”) is entered into as of December 17, 2021 (“Effective Date”) between CLARKS AMERICAS, INC., a Delaware corporation (“Assignor”) and MARKFORGED, INC., a Delaware corporation (“Assignee”).

RECITALS

WHEREAS, 1265 MAIN OFFICE SUBSIDIARY LLC, a Delaware limited liability company (“Landlord”) and Assignor are parties to that certain Lease dated as of April 30, 2015, as amended by that certain (i) First Amendment to Lease dated as of July 11, 2016, (ii) Second Amendment to Lease dated as of January 17, 2017, (iii) Third Amendment to Lease dated as of May 21, 2020, (iv) Fourth Amendment to Lease dated as of January 28, 2021 and (v) Consent to Assignment and Fifth Amendment to Lease (the “Fifth Amendment”) dated of even date (as so amended, collectively, the “Lease”), pursuant to which Landlord has leased to Assignor certain premises (the “Premises”) consisting of the building known as and numbered 60 Tower Road, Waltham, Massachusetts and previously referred to in the Lease as 1265 Main Street, Waltham, Massachusetts (the “Building”) located in the Complex as more particularly described in the Lease. Terms not otherwise defined herein shall have the same meaning as set forth in the Lease;

WHEREAS, Assignor desires to assign its interest in the Lease and the Premises to Assignee and Assignee desires to accept this assignment and assume the obligations of Assignor under the Lease and shall thereafter comply with all terms of the Lease as fully as if, for purposes hereof, Assignee were the Tenant under the Lease, effective as of April 1, 2022 (the “Assignment Effective Date”); and

WHEREAS, Assignor and Assignee have agreed that Assignor shall transfer to Assignee its right, title and interest to certain personal property and equipment currently located at the Premises as of the Assignment Effective Date;

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

1.
Assignment of Assignor’s Interest in the Lease and the Premises. Assignor hereby assigns to Assignee all of Assignor’s interest in the Lease and the Premises, effective as of 12:01 a.m. EST on the Assignment Effective Date.
2.
Acceptance of Assignor’s Interest in the Lease and the Premises. Assignee hereby accepts this assignment from Assignor and, effective from and after the Assignment Effective Date, Assignee shall assume the obligations of Assignor under the Lease and comply with all terms of the Lease as fully as if, for purposes hereof, Assignee were the Tenant under the Lease.
3.
Sale of certain personal property to Assignee. Upon the Assignment Effective Date, Assignor shall convey, transfer, and deliver to Assignee all of Assignor’s right, title and interest in and to (i) all of Assignor’s furniture, trade fixtures, equipment and other personal property then located at the Premises (except those items listed on Exhibit A attached hereto), (ii) the emergency generator at the Premises and (iii) the generator connections located on the equipment pad situated outside on the north side of the Building ((i)-(iii) collectively, the “Purchased FF&E”), all of which is being transferred “AS IS,” “WHERE IS,” and “WITH ALL FAULTS” and, except as to title, without any representation or warranty of any nature whatsoever, express or implied, oral or written, and in particular without any representation or warranty of merchantability or fitness for a particular purpose or of authenticity.
4.
Exoneration and Indemnification of Assignor. From and after the Assignment Effective Date, Assignee agrees to exonerate, protect, defend, indemnify and hold harmless Assignor from and against any and all losses, liabilities, costs, expenses, damages, claims and causes of action, whether known or unknown, including attorneys’ fees and expenses, arising out of or related to the Lease and/or the Premises (collectively, “Claims”), to the extent any such Claims are for matters occurring on or after the Assignment Effective Date.
5.
Exoneration and Indemnification of Assignee. From and after the Assignment Effective Date, Assignor agrees to exonerate, protect, defend, indemnify and hold harmless Assignee from and against any and all Claims, to the extent any such Claims are for matters occurring prior to the Assignment Effective Date.
6.
Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of Assignor and Assignee respectively.
7.
Brokers. Assignor and Assignee agree that Section 16(a) of the Fifth Amendment shall be controlling on all matters relating to any Broker or the Assignment Brokers (as such terms are defined in the Fifth Amendment) or both.
8.
Governing Law. This Agreement shall be construed under and enforced in accordance with the laws of the Commonwealth of Massachusetts. Assignor and Assignee agree that (a) jurisdiction for any legal process taken with respect to this Agreement and/or enforcement or compliance by or against any of the parties to this Agreement shall be exclusively commenced and processed within the State Courts of Middlesex or Suffolk Counties of the Commonwealth of Massachusetts, and (b) Assignor and Assignee submit to such jurisdiction.
9.
Counterparts. This Agreement may be signed in multiple originals and/or may be separately signed and assembled to contain the signatures of all the parties, with each counterpart constituting an original document. A signed counterpart of this Agreement sent by electronic transmission, including, without limitation, by telecopy or as a .pdf by email, shall be deemed an original and legally binding on the party signing.
10.
Authority. The party executing this Agreement on behalf of Assignee represents and warrants to Assignor that he/she has the authority on behalf of Assignee to execute this Agreement and bind Assignee to the terms and conditions of this Agreement. The party executing this Agreement on behalf of Assignor represents and warrants to Assignee that he/she has the authority on behalf of Assignor to execute this Agreement and bind Assignor to the terms and conditions of this Agreement.
11.
Captions. The captions of this Agreement are only for a matter of convenience and reference and have no other meaning or effect.

[PAGE ENDS HERE – SIGNATURE PAGE FOLLOWS]

Executed as an instrument under seal as of the date first written above.

ASSIGNOR:
CLARKS AMERICAS, INC.,
a Delaware corporation
By:	/s/ Gary Champion
	Name:	Gary Champion
	Title:	President
Duly Authorized

ASSIGNEE:
MARKFORGED, INC.,
a Delaware corporation
By:	/s/ Mark Schwartz
	Name:	Mark Schwartz
	Title:	CFO
Duly Authorized

Exhibit A
Excluded Items

The following furniture, trade fixtures, equipment other personal property located at the Premises are excluded from the transfer from Assignor to Assignee provided for in Section 3 of this Agreement:

Exhibit A to Assignment and Assumption Agreement

Inventory List - Items excluded from the Purchased FF&E - Clarks will remove these items from 60 Tower Rd.

Note: Room Numbers listed reflect those assigned at construction

	Room Name	Room Number	Keep everything in this room	Select items	Qty	Select items to be kept	Notes
Level 1 ground floor	Storage	1115		X		Wood blocks for shoe lasts	Everything to be removed except Attic Stock, furniture components, table tops, 5 racks
						Rolling racks with clothing - Photo Studio props	
Level 2 second floor	Garys' Office	2020	X				
	Corridor	2038		X		White stepped mobile display fixtures	
	2nd Fl Commercial Showroom	2078, 2079	X				white mag/whiteboard walls to remain
	Showroom Storage	2065	X				Includes upholstered stack chairs and additional mobile tables
	Seating (at Fireplace "lounge" area)	2076		X	1	Wood shoe last mirror	
					2	Sewing machine tables with wood tops (Fireplace "lounge" area)	
					1	Metal storage credenza under TV	
	Mock retail store	2082		X		Floor fixtures, wall fixtures, trac light heads, external sign, light boxes	
	The Street	2077		X		all café artwork	
	Photo Studio	2107	X				
	Marketing Digital Sample Staging	2095		X	1	Orbitvu Alpha Shot XL	Clarks to make final determination on what else needs to relocate from this space
	Central Mail Room	2112		X	3	Pieces of equipment (1 is mobile freestanding unit)	
					3	Tables	
					2	Sections of high wall shelving system	
	Retail Storage	2064	X			Shelving	
	Retail lab	2092	X			Older style shelving system	
Level 3 third floor	Model Stitching	3042		X	1	Historic wood block table with leather top	
					1	Shoe buffer	There are 2 buffers in the space, Clarks to select only one to keep
	Work benches	3027/3028		X		Work benches (along windows)	
					1	Table (in middle of room)	
						Digitizer and Cutter with adjacent desk and computer	
	Wood Shop	3026	X				
	Dust Collector	3060	X				Need rolling compressor for compressed air
	Corridor	3031			1	Artwork between 3042 Model Stitching and Work Benches 3028	
	Print	3029		X	1	Canon Pro-4000 printer	
	Light Table / Leather Library	3020/3049		X			Square light not needed. Large table not needed
	Sample Processing	3055		X		Last storage in milk crates	
	Open Office	3053		X	3	Wooden rolling carts for leather samples (adjacent to office 3063)	
	Corridor	3064		X	1	Leather topped meeting table	
	Mens Showroom	3013		X		White magnetic shelves	white mag/whiteboard walls to remain a
	Womens Showroom	3128/3129		X		White magnetic shelves	white mag/whiteboard walls to remain a
						White Mobile tables	
						Mens display tables with black bases	
	Small Conf Room	3127		X	1	Leather topped meeting table	
	Open office	3125				Market signs (various sizes)	
	Computer Training Room	3078			1	Mobile TV Stand	
	Check Room	3095		X		Printers and Cards	Will need 2 wall shelving units in new space for this equipment
	Fit Trials and Shoe Library	3047				Shelving system	
	Throughout Level 3			X		Wooden Mobile Shoe Racks (4 shelves)	
				X		Mobile Shoe Racks - Double Sided with wood tops	
				X		Designer workstation - tablet on monitor arm	
				X		Metal mobile shelving (8 racks)	
MISC	Misc from Level 2 or 3	-			35 cabt's	Lateral File Cabinets - for Legal, HR, Benefits, Payroll, Tax and Real Estate	All open area file cabinets throughout the Building to be removed
							White fridge in 2nd floor storage room to be removed
							2 drafting tables on north side of 3rd floor to be removed
	Ice machines at kitchenettes / cafes					Owned by Clarks	Coffee and water machines are rented by Clarks
	All artwork within the building						
	Exterior building sign						Sign only to be removed. Support struture to remain
	Other exterior signs						Monument sign letters only to be removed, structures remain. Parking sign/s removed